UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934




                           July 9, 2002 (July 3, 2002)
                         ------------------------------
                     Date of Report (Date of Event Reported)



                                 Rent-Way, Inc.
                                ---------------
             (Exact name of registrant as specified in its charter)




   Pennsylvania                   000-22026                  25-1407782
----------------------     ------------------------      ----------------------
(State or other            (Commission File Number)      (IRS Employer
    jurisdiction of                                          Identification No.)
          corporation)





One RentWay Place, Erie, Pennsylvania                          16505
-------------------------------------------------------------------------------
(Address of principal executive offices)                     Zip Code



Registrant's telephone number, including area code:      (814) 455-5378
                                                      ---------------------










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Item 5.           Other Events

Rent-Way Records One-Time Insurance Charge
Amends Credit Agreement

Erie, Pennsylvania, July 3, 2002 -- Rent-Way Inc. (NYSE:RWY) announced it will record a charge of approximately $3 million to its reported net income for the quarter ending June 30, 2002. This charge consists of a retrospective upward adjustment of the company's fiscal 2001 property/casualty insurance premium net of the effect of several insurance items, including receipt of a claim payment. These items are one-time in nature. Rent-Way had disclosed the possibility of the retrospective charge in connection with the release of its fiscal second quarter results.

The timing of this adjustment is connected with an annual review that the carrier completes six months after the conclusion of each calendar year. The retrospective increase in the property/casualty insurance expense primarily reflects higher medical service costs experienced by Rent-Way's carrier during 2001. The increase occurred despite Rent-Way's successful risk management programs, which have led to reduced claims incidence over the last two years. In response to these higher medical costs, Rent-Way increased its accrual rate for property/casualty insurance expense significantly at the beginning of fiscal 2002.

The impact of the retrospective adjustment was reduced by a recovery of approximately $1.9 million under Rent-Way's directors and officers insurance policy. The timing and size of this recovery had been subject to negotiation, and it had not been previously included in the company's financial projections.

"Insurance costs have been increasing rapidly for many corporations," stated William E. Morgenstern, Chairman and CEO. "Due to the nature of our policy, it has taken six months for our carrier to determine the level of this adjustment. We are confident, based on the cost of this year's insured incidents, that our current accruals are adequate and we do not anticipate this type of adjustment next year."

The company also reported that it has amended its existing bank credit agreement to modify existing financial covenants to allow for these one-time charges.

Morgenstern also commented that the company remains focused on executing its strategy to increase revenue and refinance the company.

Rent-Way anticipates releasing results for its fiscal third quarter in early August.

Rent-Way is the second largest operator of rental-purchase stores in the United States. Rent-Way rents quality name brand merchandise such as home entertainment equipment, computers, furniture and appliances from 1,064 stores in 42 states.

                                   SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                          Rent-Way, Inc.
                                       ------------------
                                          (Registrant)





        July 9, 2002                        /s/John A. Lombardi
 ---------------------------           ---------------------------------
            Date                                  (Signature)
                                               John A. Lombardi
                                          Chief Accounting Officer
                                                and Controller





       July 9, 2002                       /s/William A. McDonnell
 ---------------------------           ---------------------------------
            Date                                  (Signature)
                                             William A. McDonnell
                                                Vice President
                                         and Chief Financial Officer